Exhibit 8.1


                                                   May 12, 1997

MERIT Securities Corporation
10900 Nuckols Road
Glen Allen, Virginia  23060

                                            Federal Income Tax Matters

Dear Sirs:

                  We have acted as counsel to MERIT Securities Corporation, a Virginia corporation (the "Issuer"), in connection with the preparation of the Registration Statement to which this opinion is attached (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $1,000,000 aggregate principal amount of Collateralized Bonds (the "Bonds") to be issued by the Issuer. The Bonds will be issued pursuant to an indenture, as supplemented and amended from time to time, and an indenture supplement with respect to each series of Bonds (collectively, the "Indenture"), between the Issuer and Texas Commerce Bank National Association, as trustee (the "Trustee").

                  We have reviewed the originals or copies of (i) the Articles of Incorporation, by-laws, and other corporate documents of the Issuer; (ii) certain resolutions of the Board of Directors of the Issuer; (iii) the form of an indenture; (iv) the Registration Statement and the prospectus included therein; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences" are correct in all respects that are material to the holders of the Bonds, and the discussion thereunder does not omit any material provision with respect to the matters covered. Subject to the qualifications stated herein, we also are of the opinion that, with respect to each series of Bonds issued pursuant to the Registration Statement, if (i) the Issuer, the


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MERIT Securities Corporation
May 12, 1997

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Trustee, and certain other parties to the issuance transaction comply with all of the provisions of the related Indenture and certain other documents to be prepared and executed in connection with the issuance of such series of Bonds and (ii) the Issuer issues and sells the Bonds as described in the Registration Statement and the related prospectus supplement, the Bonds of such series will be treated for federal income tax purposes as evidences of indebtedness and not as an ownership interest in the collateral securing them or an equity interest in the Issuer or in a separate association taxable as a corporation.

                  Although section 385 of the Internal Revenue Code of 1986, as amended, authorizes the Department of the Treasury to issue regulations defining instruments as equity or indebtedness for federal income tax purposes, no such regulations have been issued. Furthermore, there are no controlling regulations, published rulings, or judicial decisions involving securities with terms substantially the same as the Bonds that discuss, for federal income tax purposes, (i) whether the securities constitute equity or indebtedness or (ii) whether the collateral relating to the securities has been pledged or sold to the holders of the securities. Therefore, counsel will analyze all of the facts and circumstances surrounding the issuance and sale of each series of Bonds and will provide at closing a separate opinion with respect to each such series to which this opinion applies. Our opinion regarding the characterization of the Bonds of a given series as evidences of indebtedness will be based upon facts and circumstances and upon rulings and judicial decisions involving situations that we consider to be analogous.

                  You should be aware that this opinion and the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences" represent conclusions as to the application to the Bonds of existing law, regulations, administrative rules and practices, and legislative history, including, but not limited to, the official explanation of the Tax Reform Act of 1986. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that existing law will not change.

                  We hereby consent to the reference to our firm under the caption "Certain Federal Income Tax Consequences" and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


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MERIT Securities Corporation
May 12, 1997

Page 3

                  No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Bonds under the laws of Virginia or any other state.

                                                     Very truly yours,


                                                     HUNTON & WILLIAMS